Exhibit (g)(1)

Exhibit (g)(1)

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Extraordinary General Meeting of Shareholders

MASTER D.E BLENDERS 1753

Amsterdam

July 31, 2013

Welcome to the Extraordinary Meeting of Shareholders

•In order to hear a simultaneous translation into Dutch, please choose channel 1

•Voor het beluisteren van een simultaanvertaling in het Nederlands, kiest u kanaal 1

2

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Agenda Item 1

1.Opening

3

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Agenda Item 2

2.Explanation of the Offer by Oak Leaf B.V.

4

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Transaction Highlights

•Cash offer of €12.50 (cum dividend) for each DEMB share

•Represents 36.7% premium to average closing price for three month period prior to and including 27 March 2013

•Debt and equity financing committed

•DEMB’s Board fully supports and unanimously recommends the Offer

•Minimum acceptance level of at least 95% (conditionally lowered to 80%)

•Positive advice from DEMB’s works council

•Clearance from competition authorities obtained

5

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Process – Chronological Sequence of Events JAB submits non-binding indication of interest (revised on 13 March)

NDA and standstill executed, followed by due diligence

Announcement on negotiations of potential public offer of €12.75 per DEMB share

JAB revised offer of €12.25 per DEMB share

Offeror and DEMB announce conditional agreement on offer of €12.50 per DEMB share

Clearance obtained from the EU and Russian competition authorities

Start Acceptance Period

Last day Acceptance Period (unless extended)

6	June – Oct ?12 8 Mar 20 Mar 28 Mar 28 Mar 12 Apr Mid June 20 June 15 Aug

JAB gradually builds a stake in DEMB of 15.05%

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Rationale for Recommending the Offer 7

•The Offer Price offers a 36.7% premium to shareholders

•100% cash offers certainty and liquidity for shareholders

•Offeror sees significant growth in global coffee and tea category

•Offeror fully supports DEMB’s growth strategy

•DEMB will act as growth platform for further growth; organically and through acquisitions

•New ownership structure provides new opportunities to expand product portfolio, enhance competitive position and create new opportunities for employees

•No business overlap

•No integration issues

Fair Price Good Strategic Fit

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Good offer for

all stakeholders Rationale for Recommending the Offer

8

•Strong social paragraph

•Continued investments in R&D

•HQ and production platform in NL untouched

•All other possible value creation scenarios for DEMB did not come close to the €12.50 Offer Price

•The fairness opinions of Lazard and Goldman Sachs support the Board’s decision

No bette

r alternative identified Supported by Fairness Opin[grap]

DEMB’s Shareholder Value Creation

•€12.50 in cash (cum dividend)

•Offer represents enterprise value of 16.2x EBITDA

•Substantial premium:

•30.1% to closing price on March 27, 2013

•36.7% to average closing price for three month period prior to and including March 27, 2013

•56.3 % to opening price on Euronext on June 12, 2012 (€8.00)

•Both Lazard and Goldman Sachs deemed price fair from a financial perspective (April 12)

9

DEMB's Shareholder Value Creation


EV/EBITDA (x)
Offer for DEMB(1)
16,2x
Selected Food & Beverage Transactions(2)
12,7x
Selected Coffee Transactions(3)
12,0x

1. Represents a multiple of the expected 2013CY EBITDA
2. Refers to an average LTM EBITDA multiple of the following transactions: Blackstone / United Biscuits, Kraft / Danone (Cereals), Danone / Numico, Kraft / Cadbury, Suntory / Orangina-Schweppes, PepsiCo / Wimm-Bill-Dann, Lactalis / Parmalat, General Mills / Yoplait, Bright Food / Weetabix
3. Refers to an average LTM EBITDA multiple of the following transactions: Tata Coffee / Eight O'Clock Coffee, Littlejohn / Van Houtte, J.M. Smucker / Folgers, GMCR / Tully's, GMCR / Timothy's, GMCR / Diedrich, GMCR / Van Houtte, J.M. Smucker / Rowland, J.M. Smucker / Sara Lee N.A. Coffee, UCC / United Coffee Services Schweiz, JAB / Peet's, Starbucks / Teavana, JAB / Caribou

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DEMB’s Shareholder Value Creation 11 0

10.000

20.000

30.000

40.000

50.000

60.000

70.000

6
7
8

9

10

11

12

13

jun 2012

jul 2012

sep 2012

okt 2012

dec 2012

jan 2013

mrt 2013

apr 2013

jun 2013

jul 2013Volume (’000) Share Price (€)

JAB announces 12.2% holding in DEMB Announcement of negotiations between JAB and DEMB

Offer Premia

•30.1% vs. closing price on March 27

•36.7% vs. average price for three months prior to and incl. March 27

•56.3 % vs. opening price on Euronext on June 12, 2012 (€8.00)

Non-Financial Aspects

•Existing rights and benefits respected

•Employee consultation procedures respected

•Headquarters remain in Amsterdam

•Global R&D centre remains in NL

•No closure of manufacturing facilities in NL

•Continued commitment to sustainable development and sustainable sourcing

12 Empl

oyees Organization

Decision Making Process 13

•3	Board members: Messrs Sorensen, Zwartendijk, Bennink
•3	ExCo members: Messrs Cup, Hansson, Van Klinken

•Objective: closely manage and control the process

•Board was actively involved and kept up to date by Transaction Committee

•High frequency of meetings and extensive discussions on price and ‘deal certainty’

•Board met with and without interim CEO and ExCo present

•Key decisions regarding Offer taken by full Board

•Legal advisers: Allen & Overy, De Brauw

•Financial advisers: Lazard, Goldman Sachs and JPMorgan

Sp

ecial Tran

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Conclusions

•DEMB’s Board has considered all financial, strategic and social aspects of the Offer in relation to all its stakeholders

•The value of all other potential future scenarios have been extensively assessed

•Current offer is very attractive for DEMB’s shareholders

•Two fairness opinions received

•Financing is fully committed

•Positive advice from DEMB’s works council

•Clearance from the EU and Russian competition authorities obtained

14 DEMB’s Board unanimously recommends the Offer and concludes that the Offer is in the best interest of the Company and all its stakeholders saction Committee Renowned Advisers Active Involvement

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•Employment and opportunities for growth as part of one of the world’s largest coffee/tea companies

•WW HQ

•WW R&D center

•2	manufacturing sites

•Investment in Dutch factories, supply chain and marketing are growing

Positive Prospects for DEMB in Holland Remain Unchanged All will remain in Holland 15

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Process – Anticipated Next Steps

Extraordinary General Meeting of Shareholders DEMB

Last day Initial Acceptance Period (= Acceptance Closing Date)

Announcement JAB on declaring Offer unconditional: max. 3 business days after Acceptance Closing Date (= Unconditional Date)

Settlement Date: max. 3 business days after Unconditional Date

Expected completion (if Initial Acceptance Period is not extended) 16 T oday 15 Aug Mid Sept

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Discussion 17

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Agenda Item 3

3.Conditional Amendment of the Articles of Association

18

Only effective if Offer is declared unconditional and

only as from Settlement Date

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Agenda Item 4

4.Conditional appointment of the new members of the Board of Directors

a.Mr B. Becht as Non-Executive Director as per the Settlement Date

b.Mr P. Harf as Non-Executive Director as per the Settlement Date

c.Mr O. Goudet as Non-Executive Director as per the Settlement Date

d.Mr A. Van Damme as Non-Executive Director as per the Settlement Date

e.Mr B. Trott as Non-Executive Director as per the Settlement Date

f.Mr A. Santo Domingo as Non-Executive Director as per the Settlement Date

g.Mr M.M.G. Cup as Executive Director as per the Settlement Date

19 Only effective if Offer is declared unconditional and only as from Settlement Date

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Agenda Item 4.a. 4.a. Conditional appointment of Mr B. Becht as Non-Executive Director as per the Settlement Date

20

Only effective if Offer is declared unconditional and

only as from Settlement Date

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Agenda Item 4.b. 4.b. Conditional appointment of Mr P. Harf as Non-Executive Director as per the Settlement Date 21 Only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 4.c. 4.c. Conditional appointment of Mr O. Goudet as Non-Executive Director as per the Settlement Date

22

Only effective if Offer is declared unconditional and

only as from Settlement Date

Agenda Item 4.d. 4.d. Conditional appointment of Mr A. Van Damme as Non-Executive Director as per the Settlement Date 23 Only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 4.e. 4.e. Conditional appointment of Mr B. Trott as Non-Executive Director as per the Settlement Date

24

Only effective if Offer is declared unconditional and

only as from Settlement Date

Agenda Item 4.f. 4.f. Conditional appointment of Mr A. Santo Domingo as Non-Executive Director as per the Settlement Date 25 Only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 4.g. 4.g. Conditional appointment of Mr M.M.G. Cup as Executive Director as per the Settlement Date

26

Only effective if Offer is declared unconditional and

only as from Settlement Date

Agenda Item 5.a.-5.e.

5.Conditional acceptance of resignation and granting of full and final discharge from liability for each of the resigning Non-Executive Directors

a.Mr J. Bennink in connection with his conditional resignation of the Board of Directors as per the Settlement Date

b.Mr N.R. Sorensen-Valdez in connection with his conditional resignation of the Board of Directors as per the Settlement Date

c.Mrs M.M.M. Corrales in connection with her conditional resignation of the Board of Directors as per the Settlement Date

d.Mrs G.J.M. Picaud in connection with her conditional resignation of the Board of Directors as per the Settlement Date

e.Mrs S.E. Taylor in connection with her conditional resignation of the Board of Directors as per the Settlement Date

27 Only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 5.a. 5.a. Conditional acceptance of resignation and granting of full and final discharge from liability for Mr J. Bennink as per the Settlement Date

28

Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 5.b. 5.b. Conditional acceptance of resignation and granting of full and final discharge from liability for Mr N.R Sorensen-Valdez as per the Settlement Date 29 Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 5.c. 5.c. Conditional acceptance of resignation and granting of full and final discharge from liability for Mrs M.M.M. Corrales as per the Settlement Date

30

Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 5.d. 5.d. Conditional acceptance of resignation and granting of full and final discharge from liability for Mrs G.J.M. Picaud as per the Settlement Date 31 Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 5.e. 5.e. Conditional acceptance of resignation and granting of full and final discharge from liability for Mrs S.E. Taylor as per the Settlement Date

32

Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 6.a.-6.b.

6.Conditional granting of full and final discharge from liability for members of the Board of Directors that stay on:

a.Mr A. Illy in connection with his functioning as Non-Executive Director until the date of this EGM

b.Mr R. Zwartendijk with his functioning as Non-Executive Director until the date of this EGM

33 Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 6.a. 6.a. Conditional granting of full and final discharge from liability for Mr A. Illy in connection with his functioning as Non-Executive Director until the date of this EGM, effective as from the Settlement Date.

34

Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Item 6.b. 6.b. Conditional granting of full and final discharge from liability for Mr R. Zwartendijk in connection with his functioning as Non-Executive Director until the date of this EGM, effective as from the Settlement Date. 35 Discharge only effective if Offer is declared unconditional and only as from Settlement Date

Agenda Items 7.a.-7.b.

7.Granting of full and final discharge from liability for each of the following former members of the Board of Directors

a.Mr C.J.A. van Lede in connection with his functioning as Non-Executive Director until the date of his resignation, being Feb. 27, 2013 b.Mr M.J. Herkemij in connection with his functioning as Executive Director until the date of his resignation, being Dec. 31, 2012 36

Agenda Items 7.a. 7.a. Granting of full and final discharge from liability for Mr C.J.A. van Lede in connection with his functioning as Non-Executive Director until the date of his resignation, being February 27, 2013. 37

Agenda Items 7.b. 7.b. Granting of full and final discharge from liability for Mr M.J. Herkemij in connection with his functioning as Executive Director until the date of his resignation, being December 31, 2012. 38

Post Closing Merger and Liquidation – Background

•95% Acceptance Level reflects Offeror’s desire to obtain 100% of DEMB

•Increases, a.o., the efficiency of DEMB’s financing structure (see hereafter)

•If <95% of the shares are tendered, Offeror can terminate the Offer

•A small minority (e.g. 6%) can (unconsciously) block the majority that wants to consummate the Offer

•Approx. 15-20% of DEMB shares are held by US retail investors

•Are used to low acceptance levels and to receiving cash if shares were not tendered

•Offeror and DEMB have agreed to lower the Acceptance Level to 80% if:

•shareholders vote in favor of legal merger

•the Offeror obtained a waiver under its senior facilities agreement

•nothing occurred that will prevent or delay completion of the Post-Closing Merger and Liquidation

39

Post Closing Merger and Liquidation –Rationale

•Fiduciary Board duty to facilitate successful consummation of the Offer if a vast majority has tendered

•Possibility to increase deal certainty

•Offers possibility to non-tendering shareholders to obtain cash without any action on their part

•Allows for swift delisting and less management distraction

•Simplification of organizational structure and cost optimization

•Positive advice from DEMB’s works council on legal merger

40

Post Closing Merger and Liquidation – Execution Steps in Short

•Merger Proposal and Merger Resolution adopted by relevant bodies

•Execution of the notarial deed re the legal merger; effective on the next day

•Sale and transfer of all shares of Oak Sub to the Offeror for cash

•Dissolution and liquidation of New Oak immediately after completion of the Share Sale

•Intended payment of an advance liquidation distribution, equal to the Offer Price, by New Oak to New Oak shareholders

41

Post Closing Merger and Liquidation – Stakeholder Analysis 42

•Increases deal certainty (i.e. Offer being declared unconditional)

•Board’s fiduciary duty to facilitate cash exit if vast shareholder majority tenders

•It ensures that minority holders are not forced to remain shareholder in a non-listed company

•Minority shareholders obtain cash exit swiftly following settlement

•It’s a proportionate measure; only applied if statutory buy-out is not possible

•The Offeror intends to proceed with the structure but doesn’t have the obligation

•All rights and obligations are being transferred pursuant to the merger

•DEMB’s works council has rendered positive advice

•All rights and obligations, including contractual relations are transferred with no adverse consequences

Employees Shareholders

Other

stakeholders

Agenda Item 8

8.Conditional triangular legal merger with Oak Sub B.V. and New Oak B.V.

43 Only effective if (i) the Offer is declared unconditional, (ii) the Acceptance Level is less than 95% and (iii) the Offeror resolves to pursue the Post-Closing Merger and Liquidation

Agenda Item 9

9.Any other business

44

Agenda Item 10

10.Closing

45

Thank you for your participation

•Please return your voting device and voting card before departing

•Wilt u alstublieft voor vertrek uw stemkastje en stempas inleveren?

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D.E MASTER BLENDERS 1753